Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows


Evergreen California Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV
Class A	75,882		0.17		463,389	11.16
Class B	13,592		0.13		103,823	11.16
Class C	53,458		0.13		390,345	11.16
Class I	695,310	0.19		3,534,991	11.16



Evergreen Connecticut Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	 165,749           0.12      		1,359,216	6.35
Class B	   53,795	0.10		   520,494	6.35
Class C      	   28,195	0.10		   288,861	6.35
Class I       1,240,825	0.13		9,300,568	6.35






Evergreen New Jersey Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	1,044,825	0.22		4,841,835	10.94
Class B	331,402	0.18		1,799,714	10.94
Class C	132,881	0.18		694,328	10.94
Class I	3,658,815	0.23		15,412,981	10.94


Evergreen New York Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	99,978		0.18		550,843	11.00
Class B	58,577		0.14		418,560	11.55
Class C	83,269		0.14		550,408	11.00
Class I	1,377,220	0.19		6,986,720	11.00






    Evergreen Pennsylvania Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	 1,196,361		0.24	5,137,781	11.36
Class B	 508,220		0.20	2,472,543	11.32
Class C	 227,076		0.20	1,114,881	11.34
Class I	17,197,352		0.25	66,893,873	11.36